EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, Cynthia A. Van Horn, Chief Financial Officer and Treasurer of Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)

The Registrants’ Annual report on Form 10-K/A for the period ended October 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the ”Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date:  December 18, 2012

/s/ Cynthia A. Van Horn

Cynthia A. Van Horn

Chief Financial Officer and Treasurer

(Principal Financial Officer)